UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2020

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094

(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2020, Quest Diagnostics Incorporated (the “Company”) issued $550,000,000 aggregate principal amount of 2.800% senior notes due 2031 (the “Notes”).

The Company will pay interest on the Notes on June 30 and December 30 of each year, beginning on December 30, 2020.

The Notes will mature on June 30, 2031. The Notes will be the senior unsecured obligations of the Company and will rank equally with the Company’s other and future senior unsecured obligations. The Notes will not be entitled to the benefit of any sinking fund.

The Notes were issued pursuant to an indenture dated as of June 27, 2001 among the Company, the guarantors (as defined therein) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented from time to time, and as further supplemented by a twenty-first supplemental indenture dated as of May 13, 2020 between the Company and the Trustee (collectively, the “Indenture”). The Indenture contains covenants that, among other things, will limit the ability of (i) the Company and any subsidiary guarantors to create certain liens and enter into certain sale and leaseback transactions and (ii) the Company to consolidate, merge or transfer all or substantially all of the Company’s assets on a consolidated basis and incur indebtedness at non-guarantor subsidiaries. The Indenture provides for customary events of default. Upon a change of control triggering event (as defined in the Indenture), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the applicable agreements, each of which is included as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Shearman & Sterling LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 to this Report.

Item 8.01 Other Events

On May 11, 2020, the Company issued a press release announcing the pricing of a public offering of $550 million aggregate principal amount of the Notes under the Company’s shelf registration statement. A copy of the press release, dated May 11, 2020, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

In connection with the offering of the Notes, on May 11, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC on behalf of themselves and the other underwriters named therein. The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
1.1*	Underwriting Agreement, dated May 11, 2020
4.1	Indenture dated as of June 27, 2001, among the Company, the Subsidiary Guarantors and the Trustee (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
4.2*	Twenty-First Supplemental Indenture, dated as of May 13, 2020, between the Company and the Trustee

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4.3*	Form of the Company’s 2.800% Senior Note due 2031 (incorporated by reference from Exhibit A to Exhibit 4.2 hereof)
5.1*	Opinion of Shearman & Sterling LLP, counsel to the Company
23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
99.1*	Press Release issued by the Company, dated May 11, 2020, announcing pricing of notes
104*	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

*        Filed herewith.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 13, 2020

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr. William J. O’Shaughnessy, Jr.
Deputy General Counsel and Corporate Secretary